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                                                                  Exhibit 10.2

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Agreement") is made as of January 31, 1997 by and between River North Studios, Inc., a Delaware corporation ("Buyer") and Intersound, Inc., a Minnesota corporation ("Seller"). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

     WHEREAS, Buyer and Seller have entered into that certain Asset Purchase Agreement dated November 13,1996 (the "Purchase Agreement") relating to the sale and purchase agreement of Seller's property and assets;

     WHEREAS, Buyer is a wholly-owned subsidiary of Platinum Entertainment, Inc., a Delaware corporation (the "Parent");

     WHEREAS, the Closing was conditioned upon the Parent having consummated and obtained net proceeds of at least $30 million from a private placement (the "Private Placement") of convertible debentures to one or more investors, on terms satisfactory to Parent in its sole discretion;

     WHEREAS, a portion of the Purchase Price was to be paid by delivery to Seller of Five Million Dollars ($5,000,000) in aggregate principal amount of Parent's convertible debentures ("Convertible Debentures"), having economic terms equivalent to, and all other terms substantially equivalent to, the terms of convertible debentures issued in the Private Placement;

     WHEREAS, in lieu of paying such portion of the Purchase Price by Convertible Debentures, Buyer shall pay such portion of the Purchase Price by causing Parent to issue and deliver to Seller a $5 million Convertible Note (as defined below); and

     WHEREAS, by execution of this First Amendment to Asset Purchase Agreement (this "Amendment") Buyer and Seller wish to amend the Purchase Agreement effective as of January 1, 1997.

     NOW THEREFORE, the parties hereto agree as follows:

     1. The "Effective Date" defined in the opening paragraph of the Purchase Agreement and as used in the Purchase Agreement is amended to be January 1, 1997.

     2. In Section 1.1(e) of the Purchase Agreement, the reference to "Section 1.2" is hereby deleted and is replaced with "Section 2.1."

     3. Section 3.1(c) of the Purchase Agreement is hereby deleted in its entirety and is replaced with the following:

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          (c)  "Five Million Dollar ($5,000,000) convertible promissory note
     (the "Convertible Note") of Parent in the form attached hereto as Exhibit 3.1(c)(i) and execution and delivery by Parent of a Registration Rights Agreement, in a form attached hereto as Exhibit 3.1(c)(ii) (the "Registration Rights Agreement").

     4. In Section 3.1(d) of the Purchase Agreement, the reference to "Convertible Debenture" is hereby deleted and is replaced with "Convertible Note."

     5. In Section 4.3(b) of the Purchase Agreement, the words "certificates representing the" are hereby deleted and the reference to "Convertible Debentures" is hereby deleted and is replaced with "Convertible Note."

     6. Section 5.29(a) of the Purchase Agreement is hereby deleted in its entirety and is replaced with the following:

          (a) Seller represents that it (i) was provided the opportunity to ask questions of and receive answers from Parent, or its representative, concerning the operations, business and financial condition of Parent, and all such questions have been answered to its full satisfaction and any information necessary to verify such responses has been made available to it; (ii) has received such documents, materials and information as it deems necessary or appropriate for evaluation of the Convertible Note and the Common Stock of Parent into which it be converted (the "Common Stock"), and further confirms that it has carefully read and understands these materials and has made such further investigation as was deemed appropriate to obtain additional information to verify the accuracy of such materials; (iii) confirms that the Convertible Note was not offered to Seller by any means of general solicitation or general advertising; (iv) believes that Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Convertible Note (v) is acquiring the Convertible Note for its own account, for investment purposes only, and not with a view towards the sale or other distribution thereof, other than pursuant to an effective resale registration statement in whole or in part or exemption therefrom;
     (vi) understands that the Convertible Note and the Common Stock have not been registered under the securities laws of any state or under the Securities Act and are offered in reliance on exemptions therefrom and that the Convertible Note and the Common Stock have not been approved or disapproved by the SEC or by any other federal or state agency; and (vii) understands that (a) owners of the Convertible Note and the Common Stock will have only such rights, if any, to require the Convertible Note and the Common Stock to be registered under the Securities Act as are provided pursuant to the Registration Rights Agreement (as defined above); and (b) it may not be possible for it to sell the Convertible Note and the Common Stock and accordingly, it may have to hold the Convertible Note and the Common Stock, and bear the economic risk of this investment for an extended period of time: The foregoing, however,

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     does not limit or modify the representations and warranties of Buyer in
     Section 6 of this Agreement or the right of the Seller to rely thereon.

     7. In Section 6.2(b) of the Purchase Agreement, the words "and the Private Placement" are hereby deleted.

     8. In Section 8.3 of the Purchase Agreement, the words "and the Private Placement" are hereby deleted.

     9. Section 10.1(b) of the Purchase Agreement is hereby deleted in its entirety.

     10. Section 10.1(c) of the Purchase Agreement is hereby deleted in its entirety.

     11. In Section 11.4(d) of the Purchase Agreement, the word "and" is hereby deleted.

     12. In Section 11.4 of the Purchase Agreement, a new paragraph (e) is hereby added which states "A copy of the Registration Rights Agreement, duly executed by the Seller; and."

     13.  In Section 11.4 of the Purchase Agreement, the reference to paragraph
(e) is hereby changed to (f).

     14. In Section 12.3(c) of the Purchase Agreement, the word "and" is hereby deleted.

     15. In Section 12.3 of the Purchase Agreement, a new paragraph (d) is hereby added which states "A copy of the Registration Rights Agreement, duly executed by the Buyer; and."

     16.  In Section 12.3 of the Purchase Agreement, the reference to paragraph
(d) is hereby changed to (e).

     17. In Section 14.1(c) of the Purchase Agreement, the reference to "Convertible Debenture" is hereby deleted and is replaced with "Convertible Note."

     18. Except as specifically modified by the terms of this Agreement, all of the terms, provisions, covenants, warranties and agreements contained in the Purchase Agreement shall remain in full force and effect.

     19. This Amendment may be executed in several counterparts, and all so executed shall constitute one and the same Amendment.

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     IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the date first written above.

BUYER:                                  SELLER:

RIVER NORTH STUDIOS, INC.               INTERSOUND, INC.


By:  /s/ Steven Devick                  By:  /s/ D. Johnson
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Its: President                          Its: President
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